United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2006

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) and its Australian-based subsidiary, Stargames Limited (“Stargames”), entered into an Asia Representative Agreement (the “Agreement”) with Melco International Development Limited (“Melco”) and its Macau-based subsidiary, Elixir Group Limited (“Elixir”). Under and subject to the terms of the Agreement, Elixir is granted the exclusive distribution rights for the Company’s and Stargames’ complete Utility and Entertainment product lines (i) in certain Asian countries, including Cambodia, Laos, Malaysia, Mongolia, Myanmar, Nepal, Philippines, Taiwan and Vietnam and to any cruise ships based out of any of those countries, and (ii) to any casino, wherever located including Macau, that is at least 19.9% owned by either Melco, Sociedade de Jogos de Macau (“SJM”), Sociedade de Turisimo e Diversoes de Macau S.A. (“STDM”), or the Melco-Publishing and Broadcasting Limited (“PBL”) Joint Venture applicable to Asia. The distributorship also covers any jurisdiction in Asia, such as Thailand and Japan, in which gaming may be legalized in the future. Under agreed distribution transition arrangements, the Company’s and Stargames’ existing product distributors in Asia may remain in place in some of these areas for up to one year after which Elixir will determine distribution arrangements in these markets. The Agreement is for a term of 20 years and includes annual minimum royalties and payments for the first three years for the Entertainment products, and for the second and third years for the Utility products.

The Agreement also provides that the parties will negotiate and enter into separate agreements with respect to (i) a joint research and development center for the development of electronic gaming machine and multi-terminal gaming machine content specifically for the Asian market; and (ii) a manufacturing agreement whereby Elixir will open a manufacturing plant in Asia and Stargames will transfer the manufacturing of its electronic game products to Elixir. Both the development and manufacturing agreements are subject to further due diligence requirements and any applicable regulatory review and approvals.

The Agreement also has continuing requirements with respect to regulatory issues. If at any time the Company’s relationship with either Elixir or Melco or any of their related entities causes any risk to the Company’s or Stargames’ gaming licenses, the Agreement can be immediately terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC. (Registrant)

Date: April 13, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer